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                                                                    Exhibit 23.1


                   Consent of Independent Public Accountants

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Camden National Corporation, dated August 29, 2001, of our report dated January 24, 2001, which report appears in the annual report on Form 10-K of Camden National Corporation for the year ended December 31, 2000, and to the reference to our firm under the heading "Experts" in the Registration Statement.

Sincerely,



Berry, Dunn, McNeil & Parker
Portland, Maine